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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Southwest Water Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear SouthWest Water Stockholder:

We cordially invite you to attend the 2008 Annual Meeting of Stockholders of SouthWest Water Company (NASDAQ: SWWC) to be held on Tuesday, May 20, 2008, at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles, located at 506 South Grand Avenue, Los Angeles, California 90071. (See Map on back Cover)

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

Included with this Proxy Statement is a copy of the Annual Report on Form 10-K for fiscal year 2007. We encourage you to read the enclosed materials.

Thank you for your ongoing support and continued interest in SouthWest Water Company.

Sincerely,

Mark A. Swatek
Chief Executive Officer
and Chairman of the Board

SOUTHWEST WATER COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2008

Dear SouthWest Water Stockholder:

The Annual Meeting of Stockholders of SouthWest Water Company, a Delaware corporation, will be held on Tuesday, May 20, 2008, at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles, 506 South Grand Avenue, Los Angeles, California 90071 for the following purposes:

  (1)
  To approve the amendment to the Company's Restated Certificate of Incorporation to eliminate the classified Board;

  (2)
  To elect three persons as Class I Directors;

  (3)
  To ratify the selection of PricewaterhouseCoopers (PWC), as the Company's independent public accountants for the fiscal year ending December 31, 2008; and

  (4)
  To consider such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on March 20, 2008, are entitled to notice of, and to vote at, this meeting

By Order of the Board of Directors,

William K. Dix
Vice President General Counsel & Secretary
Los Angeles, California
March 20, 2008

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your proxy by telephone or our website http://www.proxyvoting.com/swwc. These are quick and cost effective ways for you to submit your proxy. If you would prefer to vote by mail, please sign, date and return the enclosed proxy card in the postage-paid envelope provided. Please review the instructions on the proxy card for each of these voting options. If you return an executed proxy, and then attend the meeting, you may revoke your proxy and vote in person. Attendance at the meeting will not by itself revoke a proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2008

This proxy statement and the accompanying annual report are available at www.swwc.com

Among other things, the proxy statement contains information regarding:

  •
  The date, time and location of the meeting;

  •
  A list of the matters being submitted to the Stockholders; and

  •
  Information concerning voting in person.

COMPENSATION DISCUSSION AND ANALYSIS	19
Summary Compensation Table	25
Grants of Plan Based Awards	26
Outstanding Equity Awards at the Fiscal Year-End	27
Option Exercises and Stock Vested	29
Pension Benefits	30
Nonqualified Deferred Compensation	31
Potential Payments Upon Termination or Change of Control	32
Equity Compensation Information	37
Director Compensation	38
AUDIT COMMITTEE REPORT	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	40
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANT	41
STOCKHOLDER PROPOSALS	42
ANNUAL REPORT ON FORM 10-K	43
WHERE YOU CAN FIND MORE INFORMATION	43
APPENDIX 1	44
DIRECTIONS TO SOUTHWEST WATER COMPANY ANNUAL MEETING OF STOCKHOLDERS	Back Cover

2008 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

 SOLICITATION

This proxy statement ("Proxy Statement") is furnished by and on behalf of the Board of Directors (the "Board" or "Directors") of SouthWest Water Company, a Delaware corporation ("SouthWest Water," "the Company," "we," or "us"), in connection with its solicitation of proxies to be voted at the Annual Meeting to be held on Tuesday, May 20, 2008 (the "Annual Meeting"), beginning at 10:00 a.m., Pacific Time, at the Millennium Biltmore Hotel Los Angeles, 506 South Grand Avenue, Los Angeles, California 90071 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy card will be mailed on or about April 14, 2008 to the Company's Stockholders of record (the "Stockholders") as of March 20, 2008 (the "Record Date").

 INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2008

Q:   What is the purpose of the Annual Meeting?

A:
At our Annual Meeting, we are asking Stockholders to consider and vote upon matters described in the Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of the Company and respond to questions from Stockholders.

Q:   Who can attend the Annual Meeting?

A:
Our Stockholders, Company representatives and Company guests can attend our Annual Meeting. Admission to the meeting depends on how your stock ownership is recorded. If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered with our transfer agent, The Bank of New York Mellon Corporation ("BNY Mellon" and/or "transfer agent"), all you need is proof of identify; no proof of ownership is needed.

Q:   Who can vote at this Annual Meeting?

A:
Owners of SouthWest Water common stock or Series A preferred stock at the close of business on the Record Date are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 24,435,213 shares of common stock outstanding and 9,156 shares of Series A preferred stock outstanding. On each matter properly brought before the Annual Meeting, common shares will be entitled to one vote per share, and Series A Preferred shares will be entitled to five votes per share. The combined total number of eligible votes is 24,480,993 shares.

Q:   What is the quorum requirement for the Annual Meeting?

A:
The presence at the meeting, in person or by proxy, of the holders of a majority of the eligible votes on the Record Date will constitute a quorum, permitting business to be conducted at the Annual Meeting. Proxies received, but marked as abstentions, and broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will be included in the calculation of the number of votes considered to be present at the meeting. Abstentions and broker non-votes will not be counted "for" or "against" any matter.

Q:   What are the costs of proxy distribution and solicitation and who pays for them?

A:
SouthWest Water will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation material that SouthWest Water may provide to Stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to beneficial owners. In addition, SouthWest Water has retained Morrow and Company ("Morrow") to act as a proxy solicitor for the Annual Meeting. SouthWest Water has agreed to pay Morrow $5,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile and other means by Directors, officers and employees of SouthWest Water. No additional compensation will be paid to these individuals for their services.

Q:   What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid officers or named executive officers, and certain other required information. SouthWest Water's 2007 Annual Report, proxy card and a return envelope are also enclosed.

Q:   What proposals will be voted on at the Annual Meeting?

A:
There are three proposals to be voted on at the Annual Meeting:

  •
  Amendment to the Restated Certificate of Incorporation to eliminate the classified Board of Directors; (For information about this proposal, please see page 6.)

  •
  The election of three persons as Class I Directors; (For information about this proposal, please see page 10.); and

  •
  Ratification of the selection of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending December 31, 2008. (For information about this proposal, please see page 41).

  If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Q:   What shares owned by me can be voted?

A:
Each share of SouthWest Water stock issued and outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You may cast one vote per share of common stock that you held on the Record Date. Holders of Series A preferred stock may cast five votes per share of preferred stock owned by them on the Record Date. You may vote all shares owned by you as of the Record Date, including shares that are: (1) held directly in your name as the Stockholder of record; or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:   What is the difference between holding shares as a Stockholder of record and as a beneficial owner?

A:
Most Stockholders of SouthWest Water hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

    Stockholder of Record

    If your shares are registered directly in your name with BNY Mellon, you are considered the Stockholder of record, and these proxy materials are being sent directly to you by SouthWest Water. As the Stockholder of record, you have the right to grant your voting proxy directly to SouthWest Water or to vote in person at the Annual Meeting. SouthWest Water has enclosed a proxy card for your use. You may also vote by Internet or the telephone as described below under "How can I vote my shares without attending the Annual Meeting?"

    Beneficial Owner of Shares Held in Street Name

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the Stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Because you are not the Stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder (e.g. your broker) giving you the right to vote the shares in person. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Most Stockholders may also vote by Internet or by the telephone, as described below under "How can I vote my shares without attending the Annual Meeting?"

Q:   How can I vote my shares in person at the Annual Meeting?

A:
Shares held directly in your name as the Stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, SouthWest Water recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held beneficially in a street name may be voted in person by you only if you obtain a signed proxy from the record holder (e.g. your broker) giving you the right to vote the shares in person.

Q:   How can I vote my shares without attending the Annual Meeting?

A:
If you are a registered Stockholder, you may vote by Internet or the telephone, by following the instructions included with your proxy card. You may also complete and properly sign the accompanying proxy card and return it to BNY Mellon and it will be voted according to your instructions. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. A large number of banks and brokerage firms are participating in the ADP Investor Communications Services online program, which provides eligible Stockholders who hold their shares in street name to vote by the Internet or telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. Please refer to the voting instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee. The deadline for voting by Internet and the telephone is 11:59 p.m., Eastern Time, on May 19, 2008. If you vote by Internet or telephone, do not return your proxy card.

    By the Internet – The website for Internet voting for Stockholders of record is http://www.proxyvoting.com/swwc. As with telephone voting, you can confirm that your instructions have been recorded. You can also request electronic delivery of future proxy materials with Internet voting. Most SouthWest Water Stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by going to the site specified on the voting instruction card provided by their brokers, trustees or nominees.

    By Telephone – Stockholders of record of SouthWest Water stock who live in the United States or Canada may submit proxies by following the "Vote by Phone" instructions on their proxy card. Most SouthWest Water Stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction card provided by their brokers, trustees or nominees.

    By Mail – Stockholders of record of SouthWest Water stock may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. SouthWest Water Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their brokers, trustees or nominees and mailing it in the accompanying pre-addressed envelope.

Q:   Can I change my vote after I submit a proxy?

A:
As a Stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by doing any of the following:

  •
  Granting a new proxy, relating to the same shares and bearing a later date;

  •
  Attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke your proxy. In order to revoke your proxy you must vote at the meeting; or

  •
  If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. You must contact your bank, broker or other record holder to find out how to do so.

Q:   How are votes cast?

A:
In the election of Directors, you may vote "FOR" one or more of the nominees or your vote may be "WITHHELD" for one or more of the nominees. For all other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN" on each such proposal. If you vote "WITHHELD" or "ABSTAIN" it has the same effect as a vote "AGAINST."

Q:   What is the voting requirement to approve each of the proposals?

A:
For Proposal 1, the affirmative vote of a majority of votes cast by the holders of shares entitled to vote, voting in person or by proxy at the Annual Meeting is required for approval. Abstentions on this proposal will have the effect of a vote against such proposal. Brokers are authorized to vote on this proposal.

  For Proposal 2, each nominee who receives the affirmative vote of a majority of votes cast by the holders of shares entitled to vote, voting in person or by proxy at the Annual Meeting, shall be elected a Director to serve for three years or until his or her successor has been elected and qualified. However, if Proposal 1 is approved by the Stockholders, then the persons elected would serve until the Annual Meeting held in 2009 and until each successor has been elected and qualified. Brokers are authorized to vote on this proposal.

  For Proposal 3, the affirmative vote of a majority of votes cast by the holders of shares entitled to vote, voting in person or by proxy at the Annual Meeting is required for approval. Abstentions on this proposal will have the effect of a vote against such proposal. Brokers are authorized to vote on this proposal.

Q:   What does it mean if I receive more than one proxy or voting instruction card?

A:
It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Q:   Who will count the votes?

A:
The inspector of election, a representative of BNY Mellon, will be present at the meeting and will count the votes.

Q:   Where can I find the voting results of the Annual Meeting?

A:
SouthWest Water intends to announce preliminary voting results at the Annual Meeting and publish final results in its quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Q:   How would my shares be voted if I do not specify how they should be voted?

A:
If you sign and return your proxy card without indicating how you want your shares to be voted, the person who is named on the proxy card as the proxy holder appointed by you, will vote your shares in accordance with the recommendations of the Board as follows:

  Proposal 1: For approval of the amendment to the Restated Certificate of Incorporation to eliminate the classified Board of Directors;

  Proposal 2: For the election of all three nominees for Class I Directors; and

  Proposal 3: For the ratification of PricewaterhouseCoopers, as the Company's independent public accountants for the fiscal year ending December 31, 2008.

 PROPOSAL 1 – AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS

The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class having a three-year term. In February 2008, the Board of Directors adopted, subject to Stockholder approval, amendments to revise Article Sixth of the Restated Certificate of Incorporation to eliminate the classified Board of Directors. The proposal would allow for the annual election of Directors in the manner described below. The Board of Directors has set the current number of Directors at nine. The proposal would not change the present number of Directors and the Board of Directors would retain the authority to change that number and to fill any vacancies or newly created Directorships.

Background of Proposal

Classified or staggered boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of Directors because Directors elected for multi-year terms are less subject to outside influence. Proponents of a classified structure for the election of Directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of Directors always has prior experience as Directors of the company. Proponents further assert that classified boards may enhance Stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of a target company because the entity is unable to replace the entire board in a single election.

Alternatively, some investors view classified boards as having the effect of reducing the accountability of Directors to Stockholders because classified boards limit the ability of Stockholders to evaluate and elect all Directors on an annual basis. The election of Directors is a primary means for Stockholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a classified structure for the election of Directors may discourage proxy contests in which Stockholders have an opportunity to vote for a competing slate of nominees and therefore may erode Stockholder value.

In December of 2007, the Company received a Stockholder proposal requesting that the Company submit a proposal to the Stockholders seeking their approval of a request that the Board take all necessary steps to elect the Directors annually. After a review by the Company's Nominating and Governance Committee and the Board, the Board, based upon the recommendation of the Nominating and Governance Committee, decided that it was an appropriate time to propose eliminating the classified Board. This determination by the Board also furthers its goal of ensuring that the Company's corporate governance policies maximize management accountability to Stockholders and would, if adopted, allow Stockholders the opportunity each year to register their views on the performance of the entire Board of Directors. Accordingly, the Board has determined that eliminating the classified Board is in the best interests of the Company and its Stockholders.

The elimination of the classified board would require amendments to the Restated Certificate of Incorporation. If this proposal is approved by the Stockholders, current Director nominees' terms would expire at the 2009 Annual Meeting of Stockholders, but sitting Directors' terms would not be shortened. Those Directors whose terms expire at the 2009 Annual Meeting of Stockholders will similarly be elected for a one-year term to expire in 2010. Beginning with the 2010 Annual Meeting, all Directors would be elected for one-year terms at each Annual Meeting. Board candidates receiving the highest number of votes of the shares entitled to be voted, up to the number of Directors to be elected by such shares, shall be declared elected.

If this proposal is adopted, any Director appointed by the Board as a result of a newly created Directorship or to fill a vacancy on the Board of Directors would hold office until the next Annual Meeting.

The amendments to the Restated Certificate of Incorporation to implement this proposal are substantially set forth in Appendix 1, and the Company has shown the changes to the relevant sections of Article Sixth resulting from the proposed amendment with deletions indicated by strike-outs. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially these amendments, which the Company would do promptly after approval by the Stockholders. Thereafter, the Board will consider amendments to the Company's Bylaws that would make the Bylaws consistent with the proposed amendment to eliminate the classified Board.

Required Vote and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of votes cast by the holders of shares outstanding as of the Record Date entitled to vote, voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal. Brokers are authorized to vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD.

 INFORMATION ON BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

As of March 20, 2008, the Company's records and other information available from outside sources indicated that the following Stockholders were beneficial owners of more than five percent of the outstanding shares of the Company's common stock. The information below is as reported in their filing with the Securities and Exchange Commission ("SEC"). The Company is not aware of any other beneficial owner of more than 5% of the Company's common stock.

Class of Stock	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Common Stock	Pictet Asset Management SA(1) 60 Route Des Acacias Geneva 73 Switzerland CH-12 11	2,301,100	9.496%
Common Stock	Invesco Ltd.(2) Stein Roe Investment Counsel, Inc. PowerShares Capital Management LLC 1360 Peachtree Street NE Atlanta, GA 30309	2,222,927	9.17%

  (1)
  Based on a Schedule 13G/A filed with the SEC on January 11, 2008, these securities are owned by various individual and institutional investors for whom Pictet Asset Management SA ("PAM SA") serves as an investment advisor. Included in this amount are 2,301,100 shares held by PAM SA. PAM SA has sole voting power over 2,301,100 shares and sole dispositive power over 2,301,100 shares.

  (2)
  Based on a Schedule 13G/A filed with the SEC on February 13, 2008, these securities are owned by various individual and institutional investors for whom Invesco Ltd., the parent company to Stein Roe Investment Counsel, Inc., and PowerShares Capital Management LLC (jointly "Invesco") serves as an investment advisor. Included in this amount are 500 shares held by Stein Roe Investment Counsel, Inc. and 2,222,427 held by PowerShares Capital Management LLC. Invesco has sole voting power over 2,222,427 shares and sole dispositive power over 2,222,927 shares.

 INFORMATION ON BENEFICIAL OWNERSHIP OF DIRECTORS
AND NAMED EXECUTIVE OFFICERS

The following table provides information concerning the beneficial ownership of our common stock as of March 20, 2008 for: (i) each Director and nominee for Director of the Company, (ii) each executive officer named in the Summary Compensation Table on page 25, and (iii) all Directors (including nominees) and executive officers as a group. Except as otherwise noted, to our knowledge, the named individual or their family members have sole voting and investment power with respect to the securities beneficially owned by the Stockholder.

We calculate beneficial ownership by including shares owned in each Director's or named executive officer's name (or by any member of his or her immediate family). Also, in calculating the percentage ownership, we count securities which the Director or named executive officer could purchase within 60 days of March 20, 2008 (such as exercisable stock options that are listed in a separate column as outstanding securities). No Director or named executive officer owns shares of our preferred stock.

Name of Beneficial Owner	Common Stock(1)	Exercisable Options(2)	Total Stock Shares and Exercisable Options
Directors
H. Frederick Christie	41,359	65,780	107,139
Anton C. Garnier	327,692	373,790	701,482
Linda Griego	13,006	10,500	23,506
Donovan D. Huennekens	108,125	71,543	179,668
Thomas Iino	2,756	0	2,756
William D. Jones	6,891	33,050	39,941
Maureen A. Kindel	10,423	65,780	76,203
Richard G. Newman	68,518	60,999	129,517
Named Executive Officers
Mark A. Swatek	35,647	45,750	81,397
Cheryl L. Clary	14,446	30,065	44,511
David Stanton	11,525	11,550	23,075
Michael O. Quinn	40,358	63,196	103,500
Stephen C. Held	5,000	41,941	46,941
All Directors and Executive Officers as a Group (13)	685,746	873,944	1,559,690

  (1)
  Includes shares held directly or in joint tenancy, shares held in trust, by broker, bank nominee or other indirect means over which the individual has voting or shared voting and/or investment power.

  (2)
  Includes options that become exercisable within 60 days of March 20, 2008.

 PROPOSAL 2: ELECTION OF CLASS I DIRECTORS

General

The Board of Directors currently consists of nine Directors divided into three classes consisting of three Directors each (Class I, Class II and Class III). Directors in each class are elected to serve for three-year terms that expire in successive years so that the Stockholders elect one class of Directors at each annual meeting. The terms of the Class I Directors will expire at the upcoming Annual Meeting. The Board has nominated Thomas Iino, William D. Jones and Maureen A. Kindel for election as Class I Directors. If Proposal 1 is not approved, the Class I Directors will serve for three-year terms expiring at the annual meeting of Stockholders to be held in 2011. However, if Proposal 1 is approved by the Stockholders, then Class I Directors would serve for a one-year term, expiring at the annual meeting of Stockholders to be held in 2009 or until their successors are elected and qualified. Each nominee currently serves as a Class I Director.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect the three nominees as Directors. This means that the three nominees will be elected if they receive more affirmative votes than any other person. Beginning on the next page, the principal occupation and certain other information is provided on the nominees and the Directors whose terms of office will continue after the Annual Meeting.

Nominees and Continuing Directors

The following table provides information on the people who serve as Directors as of March 20, 2008:

Class	Names
Class I Directors (expires at this meeting)	Thomas Iino William D. Jones Maureen A. Kindel
Class II Directors (expires 2009)	Donovan D. Huennekens Richard G. Newman Mark A. Swatek
Class III Directors (expires 2010)	H. Frederick Christie Anton C. Garnier Linda Griego

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THOMAS IINO, WILLIAM D. JONES AND MAUREEN A. KINDEL AS DIRECTORS. THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A DIFFERENT CHOICE IN YOUR PROXY.

 NOMINEES FOR ELECTION AT ANNUAL MEETING (CLASS I)

Thomas Iino, 65	Director since 2007

Mr. Iino is Chairman of the Board of Los Angeles-based Pacific Commerce Bank. Previously, he served as partner-in-charge of Deloitte & Touche LLC's International Practice in Southern California, focusing on audit, strategic planning, merger and acquisitions and managing bottom-line results. Mr. Iino is a CPA and past president of both the National Association of State Boards of Accountancy and the California State Board of Accountancy. He has also served on the board of directors for the Japanese American Community Cultural Center, the board of governors for the Japanese American National Museum and the board of governors, UCLA Foundation. He has been an active participant in several civic organizations throughout his career and received distinguished service awards from the National Association of State Boards and the California Society of Certified Public Accountants. Mr. Iino earned his bachelor of science degree in accounting from UCLA. Mr. Iino was introduced to SouthWest in 2007 by a Non-Management Director to fill a vacancy created by the retirement of a previous director.

William D. Jones, 52	Director since 2004

Mr. Jones is president, chief executive officer and owner of CityLink Investment Corporation and City Scene Management Company. Prior to founding CityLink Investment Corporation Mr. Jones served as general manager of a $400 million commercial real estate portfolio in the northwest for Prudential Realty Group. He is a director of Sempra Energy, certain funds in the American Funds Family, the Federal Reserve Bank of San Francisco and the San Diego Padres. Mr. Jones also serves on the board of trustees of the Francis Parker School.

Maureen A. Kindel, 70	Director since 1997

Ms. Kindel currently serves as senior managing Director of GCG Rose & Kindel, a consulting and public affairs firm. She is past president of the City of Los Angeles Board of Public Works, a founding and current member of each of the Pacific Counsel on International Policy, and the LA 84 Foundation. She serves on the board of the International Foundation of Election Systems on which she chairs the Nominating Committee, and is a regent of Loyola Marymount University. Ms Kindel also sits on the board of Directors of the Los Angeles Chamber of Commerce. In 2007 she received her MBA from Loyola Marymount University and is currently a Doctoral student in Education.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2009 (CLASS II)

Donovan D. Huennekens, 71	Director since 1969

Mr. Huennekens serves as Chairman to the Company's Audit Committee. He is a partner of HQT Homes, a real estate development company, a private real estate investor, and a director of Bixby Ranch Company, a privately owned family company primarily in the business of developing, managing and owning commercial real estate. Mr. Huennekens also serves on the Compensation Committee of the Board of Bixby Ranch Company. He has been an active member of numerous business and professional organizations, including the Federal National Mortgage Associations advisory board and the Financial Executives Institute.

Richard G. Newman, 73	Director since 1991

Mr. Newman serves as Chairman to the Company's Financial Planning and Investment Committee. He is founder, chairman and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide engineering and diversified professional, technical and management support services throughout the world. Mr. Newman is also a director of Sempra Energy Company and serves on the boards of 14 mutual funds managed by the Capital Research and Management Company. He is a member of the College of Fellows of the Institute for the Advancement of Engineering and a member of the Chief Executives Organization, American Society of Civil Engineers and National Society of Professional Engineers.

Mark A. Swatek, 55	Chairman of the Board since 2006

Mr. Swatek joined SouthWest Water Company as chief executive officer in May 2006. From 2005 until joining SouthWest Water, he was president of MWH Municipal and State Services, the largest operating division of MWH Global. In this capacity, he managed municipal operations, primarily involving water/wastewater engineering, program management, and facility design-build activities for city, county and state governments throughout the U.S. From 2000 to 2005, Mr. Swatek was president of MWH Constructors, the design-build construction subsidiary of MWH Global. Mr. Swatek also served as a member of the board of directors of MWH Global from 2003 to 2006, MWH Constructors from 2000 to 2006 and MWH Americas from 2005 to 2006. A registered professional civil engineer, he has served as a director on a number of boards of engineering and construction companies.

 DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010 (CLASS III)

H. Frederick Christie, 74	Director since 1996

Mr. Christie has served as Lead Director since May 2006 and is Chairman of the Company's Compensation and Organization Committee. An independent consultant, he retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International). From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of IHOP Corporation, AECOM and Ducommun Incorporated. He also serves on the boards of 21 mutual funds managed by the Capital Research and Management Company.

Anton C. Garnier, 67	Director since 1968 Executive Vice Chair since 2006

Mr. Garnier joined the Company in 1968 and retired as chief executive officer and chairman of the Board in May of 2006. He is now the executive vice chairman of the Board of Directors of the Company. He is past president of the National Association of Water Companies and has been actively involved in the American Water Works Association and California Water Association. Other current and past affiliations include the World Business Council, Chief Executives Organization and Young Presidents Organization.

Linda Griego, 60	Director since 2006

Ms. Griego serves as Chairman to the Company's Nominating and Governance Committee. She is founder and managing general partner of the Engine Company No. 28, a Los Angeles restaurant and president and chief executive officer of Griego Enterprises, Inc., a business management company. From 1990 to 2000, Ms. Griego held a number of government-related appointments, including deputy mayor of Los Angeles, and President & CEO, Los Angeles Community Development Bank. Ms. Griego's other public company directorships include CBS Corporation, City National Bank and AECOM Technology Corporation. She also serves on the boards of directors of non-profit organizations, including current service on the boards of the Robert Wood Foundation, the David and Lucile Packard Foundation, the Public Policy Institute of California and the YMCA of Greater Los Angeles.

 GOVERNANCE OF THE COMPANY

Corporate General Guidelines

SouthWest Water is committed to having sound corporate governance principles. Our Board believes that the purpose of corporate governance is to ensure we maximize Stockholder value while meeting applicable legal requirements with the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and senior management believe promotes this purpose. We continually review these governance practices, Delaware law (the state in which we are incorporated), the rules and listing standards of The NASDAQ Stock Market, LLC. ("NASDAQ") and SEC regulations, as well as best practices suggested by recognized governance authorities.

SouthWest Water maintains a corporate governance page on its website, which includes key information about its corporate governance initiatives, including SouthWest Water's Corporate Governance Guidelines and charters for each of the Committees of the Board. The corporate governance page of the Company can be found at www.swwc.com by clicking on Investor Relations then Governance & Management.

Code of Ethics

Our Code of Ethical Conduct for all employees and our Code of Ethics for Directors and Executive Officers ("Code of Ethics") can also be found on our website www.swwc.com by clicking on Investor Relations then Governance & Management. The Code of Ethics is intended to comply with the requirements of the Sarbanes Oxley Act of 2002 and applies to our Directors and named executive officers, including our chief executive officer, senior financial officers and other members of the Company's senior management team. We will provide without charge to any person, by written or oral request, a copy of our Code of Ethics. Requests should be directed to Corporate Communications, SouthWest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

Board Meeting Criteria

SouthWest Water's Corporate Governance Guidelines contain Board membership criteria that apply to nominees for a position on SouthWest Water's Board. Under these criteria, members of the Board must have professional and personal ethics and values consistent with longstanding SouthWest Water values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing Stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all Director duties responsibly. Each Director must represent the interests of all Stockholders of the Company.

Nominations for Directors

The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for Director, including materials provided by professional search firms or other parties. In the event that Board vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, Stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Governance Committee, and may be considered at anytime during the year. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

In evaluating Director nominees, the Nominating and Governance Committee considers the following:

    •
    The appropriate size of the Board;

    •
    The needs of the Company with respect to the particular talents and experience of the Directors;

    •
    The knowledge, skills and experience of nominees, including experience in utilities, business, finance, administration or public service, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;

    •
    Familiarity with national and international business matters;

    •
    Experience in political affairs;

    •
    Experience with accounting rules and practices;

    •
    Appreciation of the relationship of our business to the changing needs of society;

    •
    The nominee's other commitments, including the other boards on which nominee serves; and

    •
    The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee's goal is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating and Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for Director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interest of us and our Stockholders. The Nominating and Governance Committee does, however, believe it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board meet the definition of "independent director" under NASDAQ rules. The Nominating and Governance Committee also believes it is in the Stockholders' best interest for certain key members of our current and former management to participate as members of the Board. The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee based on the criteria above.

The Board nominates the Director candidates it deems most qualified for election by the Stockholders after consideration of the recommendation by the Nominating and Governance Committee. In accordance with the bylaws of the Company, the Board will be responsible for filling vacancies or newly created Directorships on the Board that may occur between annual meetings of Stockholders.

Stockholder Recommendations

The Company's Corporate Governance Guidelines allow Stockholders to recommend Director nominees for consideration by the Nominating and Governance Committee by writing to the Corporate Secretary at least 90 days before the Annual Meeting, specifying the nominee's name and qualifications for Board membership. Following verification of the Stockholder status of the person submitting the recommendation and review of minimum qualifying standards, all properly submitted recommendations are brought to the attention of the Nominating and Governance Committee at the next Committee meeting. Candidates recommended by a Stockholder will be evaluated in the same manner as any candidate identified by the Nominating and Governance Committee.

The Company's Amended and Restated Bylaws ("Bylaws") allow Stockholders to recommend business, including recommending Director nominees, to come before a special meeting or Annual Meeting of the Company by providing notice to the Corporate Secretary at least 90 days before the Annual Meeting. Such notice must comply with the requirements of our Bylaws.

Director Independence

Based on information solicited from each Director in the form of an annual questionnaire and upon the advice and recommendation of the Company's Nominating and Governance Committee, the Board has determined that each of the current Directors, except the Chairman of the Board and Chief Executive Officer (Mr. Swatek) and the Executive Vice Chairman (Mr. Garnier), have no material relationship with SouthWest Water (either directly or as a partner, Stockholder or officer of an organization that has a relationship with the Company) and is "independent" within the meaning of the Director independence standards, as currently in effect. The NASDAQ independence definition includes a series of objective tests, such as the Director is not an employee of the Company and not engaged in various types of business dealings with the Company. Furthermore, the Board has determined that each of the members of the Audit, Compensation and Organization, and Nominating and Governance Committees has no material relationship with SouthWest Water (either directly or as a partner, Stockholder or officer of an organization that has a relationship with the Company), and is "independent" within the meaning of NASDAQ's Director independence standards.

Independent Director sessions of Non-employee Directors are held at each regularly scheduled Board meeting. The sessions are chaired by an independent Director selected by the Board from time to time. Any Director can request that an additional independent Director session be scheduled.

Certain Relationships and Related Transactions

The Company is required by law and generally accepted accounting principles to disclose to investors certain transactions between the Company and a related party. A related party would include a Director, nominee for Director, executive officer, certain Stockholders, and certain others. As a part of the process in determining its disclosure obligations, the Company circulates a questionnaire to each Director, nominee for Director, executive officer, and other persons who the Company believes could be a related party containing questions calculated to discover the existence of a related party transaction. The Company also conducts such other investigations, as it deems appropriate under the circumstances.

Our Code of Ethics for Directors and Executive Officers states that our executive officers and Directors, including their family members, are charged with avoiding situations in which their personal, family or financial interests conflict with those of the Company. The Board is responsible for reviewing and approving all related person transactions between the Company and any Directors or executive officers. The Compensation and Organization Committee reviews compensation related transactions with Directors or executive officers (such as salary and bonus). Any request for us to enter into a transaction with an executive officer or Director, or any such persons' immediate family members or affiliates, must be presented to the Board for review and approval. In considering the proposed agreement, the Board will consider the relevant facts and circumstances and the potential for conflicts of interest or improprieties.

No Director, nominee, executive officer or any member of their family had any indebtedness to the Company, any business relationship with the Company or any transaction with the Company in 2007. No Director, nominee, executive officer or any member of their family, at any time during the past three years, has been employed by any entity, including a charitable organization, that has made payments to, or received payments from, including charitable contributions, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of the other entities consolidated gross revenues reported for that fiscal year.

Confidential Rights, Complaints and Communication with the Board

The Board has established procedures, which enable the Company's employees and Stockholders to submit anonymous and confidential reports of suspected or actual violations of the Company's Code of Ethics or any of the following: Violations of law, illegal or unsound accounting practices; internal accounting controls; theft or fraud; insider trading; or conflicts of interest. All employees are informed on a regular basis of the toll-free number available to them 24 hours a day, seven days a week.

Stockholders may communicate with the Board by writing to the Secretary, SouthWest Water Company, One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017. The Secretary will forward all communications to the full Board or the appropriate committee with a copy to the Chairperson of the Nominating and Governance Committee.

 BOARD MEETINGS

The Board met eleven (11) times during fiscal 2007. Each Director attended at least 75% of all Board and applicable Committee meetings. The Board also encourages attendance at the Annual Meeting of Stockholders by all nominees for election as Directors and all Directors whose term of office will continue after the meeting. Last year all Directors attended the Annual Meeting, with the exception of Linda Griego, who attended a portion of the meeting telephonically. Under the Company's Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending the Annual Meeting of Stockholders of the Company, meetings of the Board and Committee meetings of which he or she is a member.

Annually the Board elects a lead director to serve for a year.

The Board has four standing committees: (i) Audit; (ii) Compensation and Organization; (iii) Financial Planning and Investment; and (iv) Nominating and Governance. Each of the Committees operates under a written charter adopted by the Board. The Committee charters are available on SouthWest Water's website at www.swwc.com under the Investor Relations tab, Governance and Management.

 COMMITTEES OF THE BOARD

The Committees of the Board on which certain Directors served during 2007, and the number of meetings held in 2007 by the Committees are identified below.

Name of Director	Lead Director	Audit	Compensation and Organization	Financial Planning and Investment	Nominating and Governance
Non-Employee Directors:
James C. Castle, PhD(1)		X		X
H. Frederick Christie(2)	X	X	Chair		X
Linda Griego(3)				X	Chair
Donovan D. Huennekens		Chair	X
Thomas Iino(4)		X		X
William D. Jones(5)		X	X		X
Maureen A. Kindel(6)			X		X
Richard G. Newman			X	Chair
Employee Directors
Anton C. Garnier
Mark A. Swatek
Number of Meetings in Fiscal 2007		8	7	3	4

X = Committee member

(1)
James C. Castle was a member of the Audit Committee and Financial Planning and Investment Committee until June 2007 when he retired from the Board.
(2)
H. Frederick Christie was elected Lead Director in May 2007 and was a member of the Financial Planning and Investment Committee until May 2007.
(3)
Linda Griego was a member of the Compensation and Organization Committee until May 2007.
(4)
Thomas Iino became a member of the Audit and the Nominating and Governance Committees when he joined the Board August 2007.
(5)
William D. Jones became a member of the Compensation and Organization Committee in May 2007.
(6)
Maureen A. Kindel was a member of the Audit Committee until May 2007.

Audit Committee

The Audit Committee of SouthWest Water's Board of Directors consists of four independent Directors, in compliance with the listing standards of NASDAQ and the SEC rules. They are Messrs. Huennekens (Chair), Christie, Jones and Iino. The Audit Committee operates under a written charter adopted by the Board of Directors that sets forth its responsibilities and authority. The Audit Committee Charter is available on SouthWest Water's website at www.swwc.com.

The Audit Committee has the duties prescribed in its Charter and is responsible for overseeing the Company's financial reporting and disclosure process on behalf of the Board of Directors. It reviews, acts on and reports to the Board of Directors with respect to (among other things) auditing performance and practices, accounting policies, financial reporting, and disclosure practices of the Company.

The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on this Committee. In addition the Board has determined that at least one member of the Audit Committee, Donovan D. Huennekens, qualifies as an "Audit Committee Financial Expert" as defined by the SEC rules. The Board has also determined that each of the Audit Committee members satisfies the SEC rules regarding independence and the NASDAQ requirements for Audit Committee membership including financial sophistication. Stockholders should understand that the "financial expert" designation is a disclosure requirement of the SEC related to Mr. Huennekens experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Huennekens any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board. His designation as an Audit Committee Financial Expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Committee reviews and evaluates annually its performance and charter.

Compensation and Organization Committee

The Compensation and Organization Committee assists the Board in reviewing the performance and approving the compensation of SouthWest Water's executives. The Committee provides general oversight of SouthWest Water's equity compensation plans and benefits programs and approves grants of equity compensation under the Company's equity incentive plans. The Committee reviews and evaluates annually its performance and charter.

Financial Planning and Investment Committee

The Financial Planning and Investment Committee assists the Board in overseeing the Company's long-term strategic planning, new business development, acquisitions, mergers and overall investment policy. The Committee reviews and analyzes significant financial matters, such as assisting in the evaluation of proposed merger and acquisition transactions and other financial investment activities. It also reviews SouthWest Water's capitalization, including credit management, risk concentration and return on invested capital. The Committee reviews and evaluates annually its performance and charter.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members; recommends Director candidates to the Board for election and re-election; and develops and recommends corporate governance principles, including giving proper attention and making effective responses to Stockholder concerns regarding corporate governance. Please refer to our section on "Governance of the Company" for more information on the Company's governance guidelines. The Committee reviews and evaluates annually its performance and charter.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes how we compensated the persons who served as the Company's Chief Executive Officer and Chief Financial Officer and the other persons included in the Summary Compensation Table on page 25 during fiscal year 2007. Collectively, this group of executive officers is referred to as the named executive officers (the "NEO or NEO's").

The Compensation and Organization Committee (the "Committee") of our Board of Directors is responsible for determining the compensation of the named executive officers and the other members of the Company's senior management team. The Committee also reviews and oversees all long-term incentive and equity-based plans, defined contribution plans, our deferred compensation plan, the Supplemental Executive Retirement Plan, and change-of-control agreements.

Objectives

Our executive compensation programs are designed with the intent of attracting, motivating and retaining experienced executives and rewarding them for their contributions to the Company's achievement of its annual and long-term goals. We believe that in this way we can align the interests of our executives with those of our stockholders. We put a greater relative emphasis on at risk, performance based incentives to increase the relationship of pay to Company performance and offer greater compensation potential for superior performance.

Role of Executive Officers in Compensation Decision

Our Chief Executive Officer, other members of management and outside advisors may be invited to attend Committee meetings from time to time depending on the matters to be discussed. The Committee may solicit the input of the Chief Executive Officer as it relates to the compensation of other named executive officers. However, neither the Chief Executive Officer nor any other member of management votes on items before the Committee.

Setting Executive Compensation

The Committee has structured base salary, non-equity incentive plan awards and long-term equity based incentive awards to motivate named executive officers to achieve goals set by the Company and to reward achievement of those goals. From time to time the Committee engages independent compensation consultants to assist with the review and development of the total compensation provided to its named executive officers. The Committee engaged Towers Perrin, a global professional HR services firm, during 2006 to assist with the review of total compensation evaluations conducted in 2007.

The Committee reviews the base salaries of each of our named executive officers annually and the overall executive salary ranges periodically. The Committee determines the base salary of each named executive officer after considering the pay levels of our peer group, the executive's individual performance, his or her long-term contributions, and the pay of others on the executive team. We target our executive base salary to be in the 50th percentile of our peer group. Adjustments may be made at the discretion of the Committee due to superior performance of the officer involved. Historically, our peer group consisted of four water utility companies and four services companies that provide services in a market similar to that which we serve or to the same clients we serve. These companies are:

Utility	Services
• American States Water Company	• Keith Companies, Inc.
• Aqua America	• Matrix Service Company
• California Water Service Group	• Michael Baker Company
• SJW Corporation	• TRC Companies

Periodically the peer group companies are reviewed with an outside compensation consultant and updated. To a lesser extent the Committee also considers base salary for individuals in comparable positions based on general industry trends, the business requirements for certain skills, and the responsibilities of the executive.

Components of Executive Compensation

The basic elements of compensation for our named executive officers are:

    •
    Base salary;
    •
    Non-equity incentive plan awards;
    •
    Long-term equity based incentive awards;
    •
    Retirement and other benefits; and
    •
    Perquisites.

Our named executive officers are compensated with a mix of these key components of compensation. The Committee reviews each element separately and then considers all elements together to ensure that the goals and objectives of our total compensation philosophy are met. For 2007, each officer's base salary was the subject of a discretionary review by the Committee taking into account the officer's personal performance for the year and factoring into consideration related cost of living adjustments. Non-equity incentive plan awards were based on a percentage formulation for each officer dependent upon the Company meeting certain established financial goals as well as the officer's personal goals and objectives as established by the Chief Executive Officer and the Committee.

Base Salary

Our objectives in setting, reviewing and adjusting base salary are twofold: to attract and retain executive talent and to meet competitive practices. Our base salary is intended to provide reasonable and competitive pay for services to the Company. The Committee, after considering similarly situated competitors and taking into consider the performance history of the officers involved seek to annually establish the base salary for such affected officers. In using this methodology, the base salary adjustment has both quantitative and qualitative components.

Non-Equity Incentive Plan Awards

Our objective in providing annual non-equity incentive compensation in the form of cash awards is to motivate executives to make improvements in individual and Company performance and to align the executive's compensation with the Company's performance and objectives; the greater the improvement in Company performance, the greater the incentive opportunity. We also believe annual non-equity incentive compensation is necessary to remain competitive with our peer group.

The Committee annually reviews non-equity incentives for executives generally in February or March to determine award payments for the last completed fiscal year, as well as to set performance goals and incentive targets for the current fiscal year. Non-equity incentives (Short-Term Incentives or STI) are based on performance against both formulaic financial objectives and discretionary non-financial personal goals. The financial objectives may include objectives relating to EPS, Pre-Tax Income, Group or Division Income, or other financial metric measures that are pertinent to the individual's span of control. Each NEO has a large portion of his/her STI associated with total Company financial performance and to a lesser degree that executive's individual operational performance. Non-financial goals are established to assure focus on activities that help the Company achieve its strategic incentives, such as its Cornerstone business reengineering project, critical acquisitions or realignment of individual operations. When these targets are met, the awards are paid in cash. For the Chief Executive Officer the non-equity incentive award cannot exceed 100% of base salary and for other executives, the percentage varies but can not exceed 100%. The Committee approves the incentive level for the Chief Executive Officer and for each named executive officer taking into consideration the Chief Executive Officer's recommendations. For 2007, the Company did not meet its proposed financial goals, but significant progress was made in restructuring the company and implementing its Cornerstone Project. As a result, the non-equity incentive awards are for performance towards the executive's non-financial objectives and are significantly less than would have been the case had the Company met its financial goals. The non-equity incentive awards granted to the named executive officers are detailed in the Grants of Plan-Based Awards table on page 26. The Chief Executive Officer, in recognition that the company did not achieve its 2007 financial goals, declined a grant of a non-equity incentive award.

Long-Term Incentive Awards

The Company believes that stock-based long-term incentive awards align the interests of executives with those of stockholders. Both wish to see an increase in value. In addition, we believe stock ownership encourages executives to take a more entrepreneurial and longer term view of the Company and its business. In 2007 the Committee used non-qualified stock options and restricted stock awards as the form of long-term incentive as permitted under the Equity Incentive Plan. The amount of the option and stock awards are based on rewarding individual contributions and a target of competitive total compensation relative to our peers. The non-qualified stock options awarded in March of 2007 have a term of 7 years from the grant date and they vest ratably 33% each year over 3 years. The exercise price is the fair market value of the stock on the grant date. The restricted stock awards given in March of 2007 vest ratably 33% each year over 3 years.

Most of the long-term incentive awards made to named executive officers are made during the same time each year, typically February or March. These awards are referred to as in-cycle awards. The process for these awards is structured. The Chief Executive Officer reviews the performance of the named executive officers and management against long-term goals of the organization, strategic initiatives and the role each individual may have in moving the Company toward those goals and initiatives. The Chief Executive Officer recommends long-term incentive awards to the Committee, and the Committee, after discussion and review, approves final awards.

Long-term incentive awards made to non-employee Directors were made following the Annual Meeting of Stockholders in May each year. Each non-employee Director is awarded the same number of non-qualified options. The non-qualified stock option awarded to non-employee Directors in May of 2007 have a term of 7 years and a day from the grant date, they vest ratably 50% each year over 2 years, and the exercise price is the fair market value of the stock on the grant date. The value of the awards made to the non-employee Directors in 2007 is detailed in the Directors Compensation table on page 38.

Occasionally, out-of-cycle long-term incentives are made to named executive officers. The most typical out-of-cycle awards are made when an executive is first hired or is promoted. These out-of-cycle long-term incentive awards, if more than 2,500 shares, require the Committee's approval and are made effective as of the fifth business day following the date of hire. The Committee has delegated to the Chief Executive Officer the authority to make out-of-cycle long-term incentive awards of non-qualified stock options up to 2,500 shares, with the provision that the Committee is informed of the award at the next Committee meeting.

All options are granted at fair market value of the stock on the date of grant. Fair market value is determined as the closing price of the Company's stock on the NASDAQ on the date of grant.

All the grants awarded to the named executive officers, both in-cycle and out-of-cycle, are detailed in the Grants of Plan-Based Awards table on page 26.

Retirement and Other Benefits

    •
    Profit Sharing/Savings Plans.    All employees, including named executive officers, may participate in one of two 401(k) Plans depending on the subsidiary in which they work. The Services Group companies' employees typically participate in the Profit Sharing 401(k) Plan, established in 1988 and the Utility Group companies' employees typically participate in the 401(k) Retirement and Savings Plan, established in 1994.

    •
    In both plans, employees may elect to make before tax contributions of up to 60% of their base salary, subject to current Internal Revenue Service limits. Neither 401(k) Plan permits an investment in our stock. The Company matches employee contributions up to a set percentage of the employee's contribution depending on the specific plan and the Company contributed portion has a specific vesting period. For the Profit Sharing 401(k) Plan, the Company matches 50% of the first 2% of the employee's contribution. The Company's contribution vests 100% after one year of service. For the 401(k) Retirement and Savings Plan, the Company matches 100% of the first 2% of the employee's contribution and 50% of the next 4%. The Company match vests at a graduated rate over 6 years.

    •
    Employee Stock Purchase Plan.    All employees, including named executive officers, may participate in the Employee Stock Purchase Plan (the ESPP), established in 1989, when they meet the eligibility requirements. Eligible employees are those who work more than 20 hours a week and are employed at least 90 days. The ESPP provides eligible employees an option to purchase the Company stock at a discounted price at the end of a set offering period. Our offering period is quarterly. The discount in the ESPP is 10% off the lesser of the Company's stock price based on the average of the high and low price for the last or first three (3) days of the offering period. Employees can participate through payroll deduction and there is an annual Internal Revenue Service limit of $25,000 in value of stock that can be purchased through the ESPP.

    •
    Deferred Compensation Plan.    The Company offers highly compensated employees and Directors an opportunity to participate in a nonqualified, unfunded Deferred Compensation Plan, established in 2002. In 2007, seventeen employees and one (1) Director elected to participate in the Deferred Compensation Plan. The named executive officers who participated in the Deferred Compensation Plan are identified in the Nonqualified Deferred Compensation table. In the Summary Compensation Table and the Director Compensation Table, the base salary, non-equity plan award or fees to each named executive officer and Director who participated in the Deferred Compensation Plan have not been reduced by the amount of their deferral. In other words, base salary is base salary before any deferrals. Director fees reflect fees before any deferrals.

    •
    Pension Plan.    The Company does not provide a pension plan for any of the named executives as outlined in the Pension Benefits table on page 30.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical and dental coverage, disability insurance, life insurance and long-term care. All employees may elect to purchase additional life and disability insurance through payroll deductions. The additional benefit of the Company paid premium is taxable income and is included in the employee's W-2.

Perquisites

We provide additional benefits to named executive officers that match competitive market practice or are relevant to the business we conduct. All such payments are reflected in the Summary Compensation Table on page 25. Our Chief Executive Officer and certain named executive officers receive a car allowance or Company car, the amounts, which are included as taxable income in the base salary. Additionally, the Company pays the monthly parking fees for named executive officers located in downtown Los Angeles.

Certain named executive officers are provided reimbursement for tax preparation up to an annual maximum of $1,000. The Chief Executive Officer and Executive Vice Chairman are reimbursed for tax preparation up to an annual maximum of $5,000.

Club membership is provided or reimbursed for select named executive officers. The clubs to which certain named executives belong benefit the Company in the conduct of our business, through establishing or maintaining business connections and the conducting of business meetings. Also, we reimburse certain named executive officers for their membership in health clubs and for certain annual physical costs. Our belief is that the Company benefits by having its executive officers maintain their fitness.

Severance Agreements; Change of Control Agreements

Businesses face a number of risks, including the risk of losing executive talent when a new Chief Executive Officer joins the Company or there is a change in ownership of the Company. We believe that severance arrangements and change of control agreements with certain of our named executive officers has helped us attract and retain our executives. Post-Termination Benefits are detailed in the tables on pages 33-36.

Severance Agreements

In April 2006, the Company entered into an agreement with Cheryl L. Clary, Chief Financial Officer, which provides for a severance payment of 0.75 times Ms. Clary's base salary and an additional cash payment of $25,000 should the Company under certain circumstances terminate her employment before May 15, 2007. This agreement was not renegotiated or renewed in 2007.

In April 2006, the Company entered into an agreement with Michael O. Quinn, President of the Utility Group, which provides for a severance payment of 1.5 times Mr. Quinn's base salary and an additional cash payment of $25,000 should the Company under certain circumstances terminate his employment before May 15, 2008.

Change of Control Severance Agreements

The Company has a Change of Control Severance Agreement (CCSA) into which certain named executive officers and other key executive officers have entered. These agreements have a term of three years subject to automatic renewal for three-year terms, unless a 90-day notice of non-renewal is given prior to the expiration of a current term. The CCSA ends if a named executive officer's employment has terminated before the change of control has occurred. Named executive officers who have entered into CCSA's are Messrs. Swatek, Stanton, Quinn, Held and Ms. Clary. Additionally, other executive officers have CCSA's with similar terms as those for the named executive officers.

The CCSA provides that the executive officer will, upon a change of control as defined in the agreement, be entitled for a period of two (2) years after the change of control, to a severance payment if the executive officer's employment is terminated by the Company for other than good cause. The severance consists of up to 2.99 times the sum of the executive's most recent base salary plus the average bonus for the prior three full years. The severance benefits may also include an acceleration of vesting of previously granted stock options held as of the date of the change of control. Total benefits may not exceed the limits imposed by Section 280G of the Internal Revenue Code. Details on the payments that each of the above named executive officers would receive in the event their employment terminates are shown on the Potential Payments Upon Post Termination tables specific to each named executive officer.

Stock Ownership Guidelines

Stock ownership guidelines have not been implemented by the Committee for our named executive officers. We will continue to periodically review and reevaluate our position with respect to stock ownership guidelines for executive officers.

Trading Policy

Our trading policy states that covered individuals, including the named executive officers and Directors, may not buy or sell Company securities or engage in any other action to take advantage of, or pass on to others, material non-public information about the Company. This policy also applies to information obtained in the course of employment relating to any other company, including our customers or suppliers.

The purchase or sale of stock by our officers and directors may only be made during a window of time when all material information has been publicly disseminated as set by our Chief Financial Officer and reviewed by the Board of Directors at each board meeting.

Tax and Accounting Considerations of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid by a public company to its chief executive officer and four other highest-paid executive officers unless certain specific and detailed criteria are satisfied. The Committee takes into consideration the economic effect on the Company of compensation, which would not be deductible under Section 162(m) or otherwise and therefore considers the anticipated tax treatment to the Company and our executive officers when we review and establish compensation programs and payments. In the future, compensation may be set, for competitive or other reasons, which will not be fully deductible. The Company believes that for fiscal year 2007 there were no compensation amounts paid to any named executive officer, which were not deductible by reason of Section 162(m).

The Compensation and Organization Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND ORGANIZATION COMMITTEE

H. Frederick Christie, Chairperson
Donovan D. Huennekens
William Jones
Maureen A. Kindel
Richard G. Newman

 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Year	Salary($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)			Change of Pension Value & Nonqualified Deferred Compensation Earnings($)		All Other Compensation ($)			Total($)

Mark A. Swatek, Chief Executive Officer	2007 2006	$ $	435,077 266,615	$ $	0 0	$ $	56,202 0	$ $	203,885 155,509	$ $	0 250,000		$ $	0 0	$ $	305,552 678,744	(2)	$ $	1,000,716 1,350,868

Cheryl L. Clary, Chief Financial Officer	2007 2006	$ $	262,485 205,000	$ $	0 0	$ $	28,102 0	$ $	70,594 71,909	$ $	55,000 144,000	(3)	$ $	17,309 5,970	$ $	0 25,940		$ $	434,490 452,819

David Stanton, Chief Operating Officer(4)	2007		$270,200		$0		$0		$61,936		$60,000			$0		$0			$392,136

Michael O. Quinn, President of the Utility Group	2007 2006	$ $	255,723 227,000	$ $	0 0	$ $	28,102 0	$ $	77,163 79,056	$ $	45,000 151,000		$ $	10,051 8,029	$ $	0 45,099		$ $	416,039 510,184

Stephen C. Held, President of the Services Group(5)	2007		$280,564		$0		$28,102		$88,900		$0			$0		$0			$402,316

(1)
The Figures reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2007, in accordance with FAS 123(R), as described in footnote 13 in our Annual Report on Form 10-K.
(2)
Mr. Swatek received a final installment of $300,000 for relocation pursuant to his 2006 Employment Agreement, $4,400 for tax preparation for the year ended December 31, 2007 and $1,152 in dividends on restricted stock grants pending their vesting or forfeiture.
(3)
Ms. Clary deferred 100% of her non-equity incentive award for 2007, which is included in her Non-Equity Incentive Plan Compensation above.
(4)
Mr. Stanton was not a named executive officer in 2006.
(5)
Mr. Held was not a named executive officer in 2006 and was the President of the Services Group until December 31, 2007.

 GRANTS OF PLAN BASED AWARDS

The following table provides information on grants on all plan-based awards to the named executive officers during fiscal 2007. The option plans define fair market value of the option award as the closing price of the stock the trading day of the grant date.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Closing Market Price on Option Grant Date ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mark A. Swatek, Chief Executive Officer	3/14/2007	$106,250	$212,500	$425,000				10,000	25,000	$12.76	$12.76

Cheryl L. Clary, Chief Financial Officer	3/14/2007	$61,250	$122,500	$245,000				5,000	15,000	$12.76	$12.76

David Stanton, Chief Operating Officer	3/14/2007	$65,000	$130,000	$260,000				0	10,000	$12.76	$12.76

Michael O. Quinn, President of the Utility Group	3/14/2007	$61,250	$122,500	$245,000				5,000	15,000	$12.76	$12.76

Stephen C. Held, President of the Services Group	3/14/2007	$61,250	$122,500	$245,000				5,000	15,000	$12.76	$12.76

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on outstanding equity awards to the named executive officers during fiscal 2007.

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Stock Exercise Price ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Mark A. Swatek, Chief Executive Officer(1)	37,500 0	37,500 25,000	0 0	$ $	13.20 12.76	6/3/2013 3/14/2014	10,000	$125,600	$0

Cheryl L. Clary, Chief Financial Officer(2)	6,615 5,250 4,000 0	6,615 15,750 16,000 15,000	0 0 0 0	$ $ $ $	11.02 11.39 17.75 12.76	10/26/2011 3/9/2012 3/8/2013 3/14/2014	5,000	$62,800	$0

David Stanton, Chief Operating Officer(3)	8,250 3,330	16,750 6,700	0 0	$ $	12.04 12.76	11/10/2013 3/14/2011

Michael O. Quinn, President of the Utility Group(4)	7,717 11,760 9,922 8,400 5,000 0	0 2,940 6,615 12,600 20,000 15,000	0 0 0 0 0 0	$ $ $ $ $ $	8.88 8.44 12.97 11.39 17.75 12.76	2/8/2009 4/1/2010 2/12/2011 3/9/2012 3/8/2013 3/14/2014	5,000	$62,800	$0

Stephen C. Held, President of the Services Group(5)	4,633 2,943 3,087 3,150 5,000 2,000 0	0 2,940 6,174 9,450 20,000 8,000 15,000	0 0 0 0 0 0 0	$ $ $ $ $ $ $	8.88 8.44 12.97 11.39 17.75 16.48 12.76	2/8/2009 4/1/2010 2/12/2011 3/9/2012 3/8/2013 3/28/2013 03/14/2014	5,000	$62,800	$0

See footnotes on the following page.

  (1)
  On June 2, 2006 75,000 options were granted to Mr. Swatek. Options vest 1/2 on each anniversary until they are fully vested on June 2, 2008. On March 14, 2007 25,000 options and 10,000 Restricted Stock Awards were granted to Mr. Swatek. Both Options and Awards vest 1/3 each anniversary until they are fully vested March 14, 2010.

  (2)
  On October 25, 2004 16,537 (dividend-adjusted), options were granted to Ms. Clary. Options vest 1/5 on each anniversary until they are fully vested on October 25, 2009. On March 8, 2005 26,250 (dividend-adjusted), options were granted to Ms. Clary. Options vest 1/5 on each anniversary until they are fully vested on March 5, 2010. On March 7, 2006 20,200 options were granted to Ms. Clary. Options vest 1/5 on each anniversary until they are fully vested on March 7, 2011. On March 14, 2007 15,000 options and 5,000 Restricted Stock Awards were granted to Ms. Clary. Both Options and Awards vest 1/3 each anniversary until they are fully vested March 14, 2010.

  (3)
  On November 10, 2006 25,000 options were granted to Mr. Stanton. Options vest 1/3 on each anniversary until they are fully vested November 10, 2009. On March 14, 2007 10,000 options were granted to Mr. Stanton. Options vest 1/3 each anniversary until they are fully vested on March 14, 2010.

  (4)
  On February 7, 2002 7,717 (dividend-adjusted), options were granted to Mr. Quinn. Options vested 1/5 on each anniversary until they were fully vested on February 7, 2007. On March 31, 2003 14,700 (dividend-adjusted), options were granted to Mr. Quinn. Options vest 1/5 on each anniversary until they are fully vested on March 31, 2008. On February 11, 2004 16,537 (dividend-adjusted), options were granted to Mr. Quinn. Options vest 1/5 on each anniversary until they are fully vested on February 11, 2009. On March 8, 2005 21,000 (dividend-adjusted), options were granted to Mr. Quinn. Options vest 1/5 on each anniversary until they are fully vested on March 8, 2010. On March 7, 2006 25,000 options were granted to Mr. Quinn. Options vest 1/5 on each anniversary until they are fully vested on March 7, 2011. On March 14, 2007 15,000 options and 5,000 Restricted Stock Awards were granted to Mr. Quinn. Both Options and Awards vest 1/3 each anniversary until they are fully vested March 14, 2010.

  (5)
  On February 7, 2002 23,152 (dividend-adjusted), options were granted to Mr. Held. Options vested 1/5 on each anniversary until they were fully vested on February 7, 2007. On March 31, 2003 14,700 (dividend-adjusted), options were granted to Mr. Held. Options vest 1/5 on each anniversary until they are fully vested on March 31, 2008. On February 11, 2004 15,435 (dividend-adjusted), options were granted to Mr. Held. Options vest 1/5 on each anniversary until they are fully vested on February 11, 2009. On March 8, 2005 15,750 (dividend-adjusted), options were granted to Mr. Held. Options vest 1/5 on each anniversary until they are fully vested on March 8, 2010. On March 7, 2006 25,000 options were granted to Mr. Held. Options vest 1/5 on each anniversary until they are fully vested on March 7, 2011. On March 27, 2006 10,000 options were granted to Mr. Held. Options vest 1/5 on each anniversary until they are fully vested on March 27, 2011. On March 14, 2007 15,000 options and 5,000 Restricted Stock Awards were granted to Mr. Held. Both Options and Awards vest 1/3 each anniversary until they are fully vested March 14, 2010.

 OPTION EXERCISES AND STOCK VESTED

The following table shows information on exercised and unexercised stock options held, value realized from options exercised during 2007 and the value of unexercised options for the chief executive officer of the Company and the other named executive officers.

	Option Awards		Stock Awards
Name and Principal Position	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Mark A. Swatek, Chief Executive Officer	0	$0	0	$0

Cheryl L. Clary, Chief Financial Officer	0	$0	0	$0

David Stanton, Chief Operating Officer	0	$0	0	$0

Michael O. Quinn, President of the Utility Group	0	$0	0	$0

Stephen C. Held, President of the Services Group	0	$0	0	$0

 PENSION BENEFITS

The SouthWest Water Company Supplemental Executive Retirement Plan (the "SERP") was adopted by the Company effective May 8, 2000. Only Mr. Anton Garnier, the executive vice chair an executive director has been selected by the Compensation and Organization Committee as a participant in the SERP. Under the SERP, in most cases, a vested participant with five to 10 years of service will be eligible for a yearly benefit for his or her lifetime beginning at age 65 equal to: the participant's average annual compensation multiplied by the applicable compensation percentage as defined by the SERP, less (1) the Social Security benefit for the most recent five years of employment and less (2) benefits received under the Company sponsored Noncontributory Defined Benefit Pension Plan, which was terminated effective December 31, 1999.

The following table summarizes the pension benefits paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)

Mark A. Swatek, Chief Executive Officer	$0	$0	$0	$0

Cheryl L. Clary, Chief Financial Officer	$0	$0	$0	$0

David Stanton, Chief Operating Officer	$0	$0	$0	$0

Michael O. Quinn, President of the Utility Group	$0	$0	$0	$0

Stephen C. Held, President of the Services Group	$0	$0	$0	$0

 NONQUALIFIED DEFERRED COMPENSATION

The Nonqualified Deferred Compensation Plan was implemented January 2002. The purpose of the Plan is to provide benefits to a select group of management or highly compensated employees and Directors who contribute materially to the continued growth, development and success of the Company.

Participants in the Deferred Compensation Plan annually may elect to defer up to 50% of their base annual salary and up to 100% of their bonus, commission or Director fees. The Deferred Compensation Plan provides for a fixed rate of interest on amounts deferred. The interest is determined annually and is referred to as the preferred crediting rate. The preferred crediting rate is 120% of the crediting rate which is based on the average corporate bond yield published in the Merchant Bond Record as the "Corporate Bond Yield Average – AV Corp" for the previous September. A participant in the plan earns the preferred crediting rate after five (5) years of plan participation. Should the participant not participate for five (5) years, then she or he will only earn the crediting rate on amounts deferred. All earnings are based on the preferred crediting rate. In 2007, the preferred crediting rate was 7.18% and the crediting rate was 5.98%.

The following table summarizes the nonqualified deferred compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2007.

Name and Principal Position	Executive Contribution in Last FY($)(1)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)

Mark A. Swatek, Chief Executive Officer	$0	$0	$0	$0	$0

Cheryl L. Clary, Chief Financial Officer	$138,800	$0	$17,309	$0	$249,346

David Stanton, Chief Operating Officer	$0	$0	$0	$0	$0

Michael O. Quinn, President of the Utility Group	$7,239	$0	$10,051	$0	$146,331

Stephen C. Held, President of the Services Group	$0	$0	$0	$0	$0

  (1)
  Amounts disclosed are included in the Summary Compensation Table on page 25 under Salary or Non-Equity Incentive amounts and noted in the footnotes to each named executive officer who participated in the Deferred Compensation Plan in 2007.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE

The following tables reflect the amount of compensation which would be paid or has been paid to each of the named executive officers in the event of a termination of their employment. The amount of compensation payable to each named executive officer upon voluntary termination or retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown. The amounts assume that the termination was effective as of December 31, 2007, and thus includes amounts earned through that time and are estimates of the amounts, which would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the time of the executive's separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer's employment terminates, he or she may be entitled to receive amounts earned during his or her employment. Such amounts include:

    •
    shares awarded under the Company's Equity Incentive Plan;
    •
    amounts contributed under the 401(k) Plan and the Deferred Compensation Plan;
    •
    unused vacation pay (vacation entitlement); and
    •
    amounts accrued and vested through the Company's Supplemental Executive Retirement Plan.

Payments Made Upon Change of Control

The Company has entered into Change of Control Severance Agreements with certain named executive officers. Pursuant to these agreements, if an executive's employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his or her employment in certain circumstances defined in the agreement which constitute "good reason", in addition to the benefits listed under the heading "Payments Made Upon Termination":

    •
    the named executive officer will receive a lump sum severance payment ranging from 1.5 to 2.99 times the sum of the executive's base salary and the average annual bonus earned by the executive pursuant to incentive compensation plans maintained by the Company in the three prior fiscal years;

    •
    all stock options held by the executive will automatically vest and become exercisable; and

    •
    the Nonqualified Deferred Compensation Plan benefits for the named executive officer are determined using the preferred crediting rate regardless of years of plan participation.

Generally, pursuant to the agreements, a change of control is deemed to occur:

  (1)
  if any person or group acquires 50% or more of the Company's voting securities (other than securities acquired directly from the Company or its affiliates);

  (2)
  if a majority of the Directors as of the date of the agreement are replaced other than in specific circumstances;

  (3)
  In the event of a merger or other reorganization or business combination in which voting control of the Company changes hands, or if there is a sale of all or substantially all of the Company's assets; or

  (4)
  A liquidation or dissolution of the Company.

 POTENTIAL PAYMENTS UPON POST TERMINATION

Mark A. Swatek, Chairman and Chief Executive Officer

Executive Payments & Benefits upon Termination/COC	Change-of-Control		Termination	Death		Disability

Severance	$2,018,250		$0	$0		$0

Long-Term Incentives(1)

Unvested Stock Options(2)	$0	(6)	$0	$0	(6)	$0	(6)

Vested Stock Options(2)	$0		$0	$0		$0

Unvested Restricted Stock(3)	$0	(6)	$0	$0		$0	(6)

Benefits & Perquisites:

Supplemental Executive Retirement Plan	$0		$0	$0		$0

Deferred Compensation Plan	$0		$0	$0		$0

Disability Benefit Plan(5)	$0		$0	$0		$98,077

Death Benefit Plan (Insured Benefits)(7)	$0		$0	$250,000		$0

401(k) Plan	$58,042		$58,042	$58,042		$58,042

Vacation Entitlement	$40,865		$40,865	$40,865		$40,865

280G Scaleback(4)	$0		$0	$0		$0

Total	$2,117,157		$98,907	$348,907		$196,984

Cheryl Clary, Chief Financial Officer

Executive Payments & Benefits upon Termination/COC	Change-of-Control		Termination	Death		Disability

Severance	$1,059,955		$0	$0		$0

Long-Term Incentives(1)

Unvested Stock Options(2)	$0	(6)	$0	$0	(6)	$0	(6)

Vested Stock Options(2)	$15,580		$15,580	$15,580		$15,580

Unvested Restricted Stock(3)	$0	(6)	$0	$0	(6)	$0	(6)

Benefits & Perquisites:

Supplemental Executive Retirement Plan	$0		$0	$0		$0

Deferred Compensation Plan	$249,346		$249,346	$249,346		$249,346

Disability Benefit Plan(5)	$0		$0	$0		$56,538

Death Benefit Plan (Insured Benefits)(7)	$0		$0	$250,000		$0

401(k) Plan	$94,526		$94,526	$94,526		$94,526

Vacation Entitlement	$14,135		$14,135	$14,135		$14,135

280G Scaleback(4)	$(180,752)		$0	$0		$0

Total	$1,252,790		$373,587	$623,587		$430,125

See page 35 for footnotes

David Stanton, Chief Operating Officer

Executive Payments & Benefits upon Termination/COC	Change-of-Control		Termination	Death		Disability

Severance	$777,400		$0	$0		$0

Long-Term Incentives(1)

Unvested Stock Options(2)	$0	(6)	$0	$0	(6)	$0	(6)

Vested Stock Options(2)	$3,960		$3,960	$3,960		$3,960

Unvested Restricted Stock(3)	$0		$0	$0		$0

Benefits & Perquisites:

Supplemental Executive Retirement Plan	$0		$0	$0		$0

Deferred Compensation Plan	$0		$0	$0		$0

Disability Benefit Plan(5)	$0		$0	$0		$69,231

Death Benefit Plan (Insured Benefits)(7)	$0		$0	$250,000		$0

401(k) Plan	$20,644		$20,644	$20,644		$20,644

Vacation Entitlement	$20,000		$20,000	$20,000		$20,000

280G Scaleback(4)	$0		$0	$0		$0

Total	$822,044		$44,604	$294,604		$113,835

Michael O. Quinn, President of the Utility Group

Executive Payments & Benefits upon Termination/COC	Change-of-Control		Termination	Death		Disability

Severance	$1,184,040		$0	$0		$0

Long-Term Incentives(1)

Unvested Stock Options(2)	$0	(6)	$0	$0	(6)	$0	(6)

Vested Stock Options(2)	$85,645		$85,645	$85,645		$85,645

Unvested Restricted Stock(3)	$0	(6)	$0	$0		$0	(6)

Benefits & Perquisites:

Supplemental Executive Retirement Plan	$0		$0	$0		$0

Deferred Compensation Plan	$146,331		$146,331	$146,331		$146,331

Disability Benefit Plan(5)	$0		$0	$0		$56,538

Death Benefit Plan (Insured Benefits)(7)	$0		$0	$250,000		$0

401(k) Plan	$1,018,981		$1,018,981	$1,018,981		$1,018,981

Vacation Entitlement	$146,331		$146,331	$146,331		$146,331

280G Scaleback(4)	$(209,587)		$0	$0		$0

Total	$2,371,741		$1,397,288	$1,647,288		$1,453,827

See page 35 for footnotes

  (1)
  Equity Awards are valued at SouthWest Water's closing stock price of $12.52 as of December 31, 2007.

  (2)
  Represents intrinsic value of stock options.

  (3)
  Represents full value of restricted shares.

  (4)
  Under the executive's Change of Control Severance Agreement, if payments are subject to excise taxes imposed under IRC Section 4999, the executive's Change of Control Payments and other severance benefits under this Agreement shall be reduced to such lesser amounts as would result in no portion of such severance benefits being classified as excess parachute payments. The following major assumptions were used to calculate payments under IRC Section 280G:

  •
  Options are assumed cashed out at each option's intrinsic value assuming a December 31, 2007 closing stock price of $12.52.
  •
  Parachute payments for time vesting stock options were valued using the spread method.
  •
  No value has been assigned to the non-compete provisions found in the executive's Change of Control Severance Agreement.

  (5)
  Represents payments by the Company of 90 days of salary prior to disability insurance coverage.

  (6)
  Unvested options or restricted shares may or may not vest at the discretion of the Compensation and Organization committee.

  (7)
  Payout of Company paid life insurance of $250,000.

 PAYMENTS UPON TERMINATION

The following table shows payments made to Stephen C. Held who terminated in 2007.

Executive Payments & Benefits upon Termination	Separation Payments

Compensation:

Severance(1)	$345,000

Long-Term Incentives	$0

Vested Stock Options(2)	$32,470

Benefits & Perquisites:

Premium for Extensive Benefit (COBRA)	$10,265

Supplemental Executive Retirement Plan	$0

Deferred Compensation Plan	$0

Disability Benefit Plan (Insured Benefits)	$0

Death Benefit Plan (Insured Benefits)	$0

401(k) Plan	$0

Vacation Entitlement	$0

Total	$387,735

  (1)
  Severance to be paid out over 26 pay periods in 2008.

  (2)
  Represents the intrinsic value of vested, in-the-money stock options prior to termination.

 EQUITY COMPENSATION PLAN INFORMATION

The following information is as of December 31, 2007 and shows plans under which shares of SouthWest Water's common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans

Equity Incentive Plan approved by Stockholders (the "EIP")	1,568,634	11.14	1,059,052
Employee Stock Purchase Plan approved by Stockholders (the "ESPP")	$0	$0	618,909
Equity compensation plans not approved by Stockholders(1)	143,581	6.23	$0

Total:	1,712,215	10.73	1,677,961
  (1)
  Represents warrants issued to consultants as compensation for their participation in the Company's purchase of the City of West Covina's water distribution system and facilities in 2000. The warrants are currently exercisable, terminate in 2014 and contain equitable anti-dilution adjustment rights.

 DIRECTOR COMPENSATION

The following table provides information on SouthWest Water's non-employee Directors compensation who served during fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Change of Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

James C. Castle(5)	$16,000	$0	$49,941	$0	$0	$0		$65,941

H. Frederick Christie	$62,000	$0	$47,492	$0	$0	$0		$109,492

Anton C. Garnier	$0	$0	$54,321	$0	$0	$390,000	(6)	$444,321

Linda Griego	$40,050	$0	$23,275	$0	$0	$0		$63,325

Donovan D. Huennekens	$54,000	$0	$47,492	$0	$22,087	$0		$123,579

Thomas Iino	$18,500	$0	$11,295	$0	$0	$0		$29,795

William D. Jones	$48,250	$0	$47,492	$0	$0	$0		$95,742

Maureen A. Kindel	$44,500	$0	$47,492	$0	$0	$0		$91,992

Richard G. Newman	$45,000	$0	$47,492	$0	$0	$0		$92,492

  (1)
  Mark A. Swatek, the Company's Chief Executive Officer and Chairman of the Board is not included in this table because he is an employee of the Company and receives no compensation for his service as a Director.

  (2)
  The fees for non-employee Directors include: (a) The annual retainer of $24,000; (b) The fee of $1,500 per Board meeting; $1,000 per Compensation and Organization, Financial Planning and Investment and Nominating and Governance Committee meetings; and $1,500 per Audit Committee meeting; (c) Annual chair retainer of $5,000 for the chair of the Compensation and Organization Committee, Financial Planning and Investment Committee and Nominating and Governance Committee. The chair of the Audit Committee receives an annual retainer of $10,000; and (d) The Lead Director receives an annual fee of $12,000.

  (3)
  A non-employee Director receives an initial option grant of 10,000 shares of the Company's common stock when he or she becomes a Director. In addition, at each subsequent Annual Meeting each Director receives an award of options for shares adjusted to reflect stock splits and dividends since May 2004. Exercise prices for all options granted are at the fair market value of the stock on the date of grant. Fair market value is determined as the closing price of the Company's stock on the NASDAQ on the date of grant, if not otherwise determined by the Compensation and Organization Committee.

  (4)
  The figures here reflect the dollar amount recognized for financial statement reporting purposes for fiscal year ended December 31, 2007, in accordance with FAS 123(R), as described in footnote 13 in our Annual Report on Form 10-K, and includes amounts from awards granted in and prior to 2007.

  (5)
  Mr. Castle was a director until June of 2007 when he retired.

  (6)
  Mr. Garnier's All Other Compensation includes his salary as Executive Vice Chair pursuant to his Employment Agreement signed March 2006.

 AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee of SouthWest Water's Board of Directors is composed of four independent Directors, in compliance with the listing standards of the NASDAQ Stock Market and the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors that sets forth the responsibilities and authority of the Audit Committee. The Audit Committee reviewed and amended this charter in February 2007. The Audit Committee Charter is attached to our 2007 Proxy Statement and is also available on SouthWest Water's website at www.swwc.com.

The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for SouthWest Water's financial reporting process, internal controls, and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of SouthWest Water's consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and for issuing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, and in accordance with its Charter, the Committee has met and held separate discussions with management and the independent accountants, KPMG LLP. The Committee meets separately with SouthWest Water's independent accountants. Management represented to the Committee that SouthWest Water's audited consolidated financial statements for the fiscal year ended December 31, 2007 (the "Financial Statements"), were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the Financial Statements with management and the independent accountants. The Committee also discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

In addition, the Committee has received from the independent accountants the written disclosures and the letter required by the Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with the independent accountants the accountants' independence from SouthWest Water and its management. The Committee considered the non-audit services that the independent accountants provided in fiscal year 2007 and determined that the provision of those services (if applicable) is compatible with and does not impair the accountants' independence. In accordance with the Sarbanes-Oxley Act of 2002, the Committee pre-approves all audit and non-audit services performed by the independent accountants.

Based upon the Audit Committee's review and discussions of the matters referred to above, the Committee has recommended to the Board of Directors that the Financial Statements be included in SouthWest Water's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Audit Committee

Donovan D. Huennekens, Chairperson
H. Frederick Christie
William D. Jones
Thomas Iino

March 20, 2008

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our Directors, executive officers and owners of more than 10 percent of our securities are required under Section 16(a) of the Securities Exchange Act of 1934, to file reports of ownership and changes in ownership with the SEC. To facilitate compliance, we prepare and file these reports on behalf of our Directors and executive officers. SouthWest Water is required to disclose in this Proxy Statement any late filings or failures to file.

Based upon a review of the filings made on their behalf during 2007, as well as an examination of the SEC's EDGAR system Form 3, 4, and 5 filings and the Company's records, the following table sets forth exceptions to timely filings:

Name	Transactions Reported

Anton C. Garnier	Form 4 was filed reporting his 2/15/2007 sale of 2,000 shares on 2/20/2007. Form 4 was filed reporting his 5/15/2007 sale of 1,248 shares on 5/21/2007.
Mark Rodriguez	Form 3 was filed reporting his appointment on 5/31/2007 as Vice President, Corporate on 6/11/2007.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation and Organization Committee are, or have been, an employee or officer of the Company. During fiscal 2007, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2007, none of our executive officers served on the Compensation Committee (or equivalent) or board of another entity whose executive officer(s) served on our Compensation Committee or Board.

 PROPOSAL 3 – RATIFICATION OF INDEPENDENT ACCOUNTANT

The Audit Committee appointed PricewaterhouseCoopers as the Company's independent accountants for the fiscal year ended December 31, 2008 and has directed that management submit this selection to the Stockholders for ratification. Representatives of PWC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers, as our independent public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

Required Vote and Board Recommendation: The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PricewaterhouseCoopers AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Fees Paid to KPMG, LLP

KPMG was the Company's independent accountant for the fiscal year ended December 31, 2007. The following table shows the fees billed to SouthWest Water for audit and other services provided by KPMG, LLP during fiscal 2007 and 2006.

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit Fees	$1,097,843	$1,186,802
Audit Related Fees	$15,000	$35,000
Tax Fees
All Other Fees
Total Fees	$1,112,843	$1,221,802

Audit Fees:    This amount includes fees necessary to perform an audit and quarterly reviews and services that generally only the independent accountant can reasonably provide, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the SEC.

Audit Related Fees:    Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of SouthWest Water's consolidated financial statements and are not reported under "Audit Fees." These services include consultations or filings in connection with SEC 1933 Act.

Tax Fees:    Consist of fees billed for professional services for tax compliance, tax advice and tax planning. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, assistance with tax audits and appeals and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation.

All Other Fees:    Consist of fees for services for operational internal auditing, bookkeeping and operational assessments.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants:    The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants. The Audit Committee has adopted a policy regarding the pre-approval of services provided by the independent accountants. Under the policy, pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members.

 STOCKHOLDER PROPOSALS

The Company anticipates holding its 2009 Annual Meeting of Stockholders on May 20, 2009. Stockholder proposals (including nomination of a person for election to the Board of Directors) to be included in the proxy statement for the 2009 Annual Meeting must be received by the Company's Secretary not later than December 17, 2008. For proposals to be included, you must comply with the rules of the SEC governing the submission of Stockholder proposals.

Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by a Stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 90 days prior to the scheduled Annual Meeting. If a Stockholder commences his or her own proxy solicitation for the 2009 Annual Meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal no later than February 20, 2009. If the notice is not received by such date, it will be considered untimely under the Company's Bylaws, and the Company will have discretionary voting authority under proxies solicited for the 2009 Annual Meeting with respect to such proposal, if presented at the meeting. These requirements are separate from and in addition to the SEC's requirements that the Stockholder must meet in order to have a Stockholder proposal included in the Company's Proxy Statement.

All proposals should be submitted in writing to the Company's Secretary at One Wilshire Building, 624 South Grand Avenue, Suite 2900, Los Angeles, California 90017.

 OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented by consideration at the Annual Meeting other than as described in this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please vote by Internet, telephone or by marking, signing, dating and promptly returning the enclosed proxy in the envelope provided.

By order of the Board of Directors,

William K. Dix
Vice President General Counsel and Secretary

March 20, 2008

 ANNUAL REPORT

On written request, we will provide without charge to each record or beneficial holder of our common stock a copy of our annual report on Form 10-K for the year ended December 31, 2007 as filed with the SEC. You should address your request to Tamika M. Galloway, Sr. Corporate Paralegal of Board and Shareholder Services, SouthWest Water Company, 624 South Grand Avenue, Suite 2900, Los Angeles, California, 90017-3782.

We make available on our website, www.swwc.com under Investor Relations, Financial Information, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20259.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at http://www.sec.gov.

 APPENDIX 1
RESTATED CERTIFICATE OF INCORPORATION

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its Directors and Stockholders:

A.
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the "Board"). In addition to the powers and authority expressly conferred upon the Board by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.
The Board of Directors shall have the authorized number of Directors as provided in the Bylaws of this Corporation, as the Bylaws may be constituted from time to time.

  ~~The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of Directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of Directors as practicable. The term of the Class I Directors initially shall expire at the first annual meeting of Stockholders ensuing after the 1998 Annual Meeting of Stockholders; the term of Class II Directors initially shall expire at the second Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Stockholders; and the term of Class III Directors initially shall expire at the third Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Stockholders. In the case of each class, the Directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, Directors of the respective class whose term expires shall be elected, and the Directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.~~

  At the 2008 Annual Meeting of Stockholders, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 Annual Meeting of Stockholders. At the 2009 Annual Meeting of Stockholders, the successors of the Directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 Annual Meeting of Stockholders. At the 2010 Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, the Directors shall be elected for terms expiring at the next Annual Meeting of Stockholders.

  Any vacancy in the office of a Director shall be filled by the vote of the majority of the remaining Directors, regardless of any quorum requirements set forth in the Bylaws of the corporation. Any Director appointed to fill a vacancy in the office of Director shall serve until the next Annual Meeting of Stockholders at which Directors of the class for which such Director shall have been chosen are to be elected, and until his or her successor is elected and qualified. Newly created Directorships shall be filled by the Board of Directors.

C.
Unless otherwise provided by the bylaws of the Corporation, the Directors of the Corporation need not be elected by written ballot.

D.
Any action required or permitted to be taken by the Stockholders of the Corporation must be effected at a duly called annual or special meeting of Stockholders of the Corporation and may not be effected by any consent in writing by the Stockholders of the Corporation.

E.
Special meetings of Stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized Directorships at the time any such resolution is presented to the Board for adoption) or by one or more holders of at least 20% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote at any meeting of the Stockholders, and not by any other person or persons.

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 20, 2008
10:00 a.m. Pacific Time

Hotel Location:

The Millennium Biltmore Hotel is located at the intersection of Grand Avenue and 5th Street in downtown Los Angeles. Enter the hotel's parking lot from Grand Avenue.

Complimentary Parking at the Hotel:

Inform the parking attendant that you are attending SouthWest Water Company's annual meeting. Please bring your parking stub to the meeting for validation.

Millennium Biltmore Hotel Los Angeles
506 South Grand Avenue
Los Angeles, CA 90071
(213) 624-1011

SOUTHWEST WATER COMPANY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 20, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Mark A. Swatek as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common or Preferred Stock of SouthWest Water Company (the "Company"), held of record by the undersigned on March 20, 2008 at the 2008 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on May 20, 2008, at the Millennium Biltmore Hotel, Los Angeles, 506 South Grand Avenue, Los Angeles, California 90071, and any adjournment thereof (the "Annual Meeting").

        IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY OR VOTE BY INTERNET OR TELEPHONE.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR ALL DIRECTOR NOMINEES AND FOR PROPOSAL 3.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the coresponding box on the reverse side)

FOLD AND DETACH HERE

SouthWest Water's Board recommends that you vote your shares "FOR" the approval of the Amendment to the Restated Certificate of Incorporation, "FOR" approval of each of the nominees to the Board and "FOR" the ratification of PricewaterhouseCoopers, as the Company's Independent Public Accountants.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Approval of the Amendment to the Restated Certificate of Incorporation to eliminate the Classified Board.		☐	☐	☐	3.	Ratification of PricewaterhouseCoopers as the Company's Independent Public Accountants.	☐	☐	☐
2.	Election of Class I Directors		FOR	AGAINST
	Nominees:	01 Thomas Iino	☐	☐		4.	To transact such other business as may properly come before the meeting.
		02 William D. Jones 03 Maureen A. Kindel	FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐
						This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted FOR proposal 1, FOR proposal 2, the election to the Board of ALL the nominees listed and, FOR proposal 3. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature:	Date:

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through May 19, 2008, 11:59 PM Eastern Time.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/swwc		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

        If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail; mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

      Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

QuickLinks

TABLE OF CONTENTS
SOLICITATION
INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2008
PROPOSAL 1 – AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD OF DIRECTORS
INFORMATION ON BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS
INFORMATION ON BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
PROPOSAL 2: ELECTION OF CLASS I DIRECTORS
NOMINEES FOR ELECTION AT ANNUAL MEETING (CLASS I)
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2009 (CLASS II)
DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2010 (CLASS III)
GOVERNANCE OF THE COMPANY
BOARD MEETINGS
COMMITTEES OF THE BOARD
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
  Payments Made Upon Termination
POTENTIAL PAYMENTS UPON POST TERMINATION
Mark A. Swatek, Chairman and Chief Executive Officer
Cheryl Clary, Chief Financial Officer
David Stanton, Chief Operating Officer
Michael O. Quinn, President of the Utility Group
PAYMENTS UPON TERMINATION
EQUITY COMPENSATION PLAN INFORMATION
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 3 – RATIFICATION OF INDEPENDENT ACCOUNTANT
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT
WHERE YOU CAN FIND MORE INFORMATION
APPENDIX 1 RESTATED CERTIFICATE OF INCORPORATION